Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-264453, 333-264453-01, 333-264453-02, 333-264453-04

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Preliminary Prospectus Supplement

(To Prospectus dated April 22, 2022)

SUBJECT TO COMPLETION, DATED MARCH 6, 2023

$

WarnerMedia Holdings, Inc.

    % Senior Notes due 2026

Unconditionally Guaranteed by

Warner Bros. Discovery, Inc.

We are offering $            aggregate principal amount of        % Senior Notes due 2026 (the “senior notes”). The senior notes will bear interest at the rate of        % per year. The senior notes will mature on                 , 2026. Interest on the senior notes will be payable on                and                of each year, beginning on                , 2023.

We may redeem the senior notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement. If a Change of Control Triggering Event (as defined herein) occurs, we must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The senior notes will be unsecured and will rank equally with all our other unsecured senior indebtedness. The senior notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Warner Bros. Discovery, Inc. (“WBD”), our parent company, and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facilities (as defined herein) or any Material Debt (as defined herein). The senior notes will rank senior in right of payment to all of the Issuer’s future subordinated debt and rank equally in right of payment with the Issuer’s existing and future senior debt, including debt under the Senior Credit Facilities. The senior notes will be effectively subordinated to any of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt, and the senior notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes.

The note guarantees will rank senior in right of payment to all of the guarantors’ future subordinated debt and rank equally in right of payment with all of the guarantors’ existing and future senior debt, including debt under the Senior Credit Facilities. The note guarantees will be effectively subordinated to any of the guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt, and the note guarantees will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes. The senior notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the senior notes involves risks. See “Risk factors” beginning on page S-8 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission and that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts	Proceeds, before expenses
Per senior note	$	$
Total	$	$

(1)	Plus accrued interest, if any, from the date of original issuance.

The senior notes will not be listed on any securities exchange.

The underwriters expect to deliver the senior notes on or about                , 2023, through the book entry system of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V.(“Euroclear”)

Joint Bookrunners

J.P. Morgan	Mizuho	Wells Fargo Securities

                , 2023

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus that is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement, the terms “we,” “our,” “us,” “the Issuer” and “WMH” refer to WarnerMedia Holdings, Inc. together with its subsidiaries (unless the context requires otherwise); the terms “WBD” and “the Parent Guarantor” refer to Warner Bros. Discovery, Inc., together with its subsidiaries (unless the context requires otherwise); the term “DCL” refers to Discovery Communications, LLC; and the term “Scripps” refers to Scripps Networks Interactive, Inc. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the senior notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the senior notes. We are not making any representation to you regarding the legality of an investment in the senior notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

S-i

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. The website is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows WBD to incorporate by reference much of the information WBD files with the SEC, which means that WBD can disclose important information to you by referring you to those publicly available documents.

WBD incorporates by reference in this prospectus supplement and the accompanying prospectus the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of the offering of the senior notes:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023 (the “2022 WBD Annual Report”);

•	The information included in the Proxy Statement for the 2022 Annual Meeting of Stockholders, filed on March 14, 2022; and

•	Current Reports on Form 8-K, filed on January 6, 2023, January 20, 2023, February 1, 2023, March 6, 2023 and March 6, 2023.

The consolidated financial statements of WBD included in the 2022 WBD Annual Report and other SEC filings, which are incorporated into this prospectus supplement and the accompanying prospectus, have been prepared on a consolidated basis and include certain financial information related to the Issuer, DCL and Scripps. The Issuer, DCL and Scripps do not produce their own separately audited standalone or consolidated financial statements.

You may request a copy of these filings, at no cost, by writing or telephoning WBD at the following address or telephone number:

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-ii

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding WBD’s business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, and anticipated sources and uses of capital. Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	potential unknown liabilities, adverse consequences or unforeseen increased expenses associated with the WarnerMedia Business or our efforts to integrate the WarnerMedia Business;

•	inherent uncertainties involved in the estimates and assumptions used in the preparation of financial forecasts;

•	WBD’s level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and our future compliance with debt covenants;

•	more intense competitive pressure from existing or new competitors in the industries in which WBD operates;

•	reduced spending on domestic and foreign television advertising, due to macroeconomic trends, industry trends or unexpected reductions in WBD’s number of subscribers;

•	industry trends, including the timing of, and spending on, sports programming, feature film, television and television commercial production;

•	market demand for foreign first-run and existing content libraries;

•	negative publicity or damage to our brands, reputation or talent;

•

uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our HBO Max and discovery+ streaming products;

•	realizing direct-to-consumer subscriber goals;

•

general economic and business conditions, including the impact of the COVID-19 pandemic, fluctuations in foreign currency exchange rates, and political unrest in the international markets in which WBD operates;

•

the possibility or duration of an industry-wide strike, player lock-outs or other job action affecting a major entertainment industry union, athletes or others involved in the development and production of WBD’s sports programming, television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

•	disagreements with WBD’s distributors or other business partners;

•	continued consolidation of distribution customers and production studios;

•	theft of WBD’s content and unauthorized duplication, distribution and exhibition of such content;

•	threatened or actual cyber-attacks and cybersecurity breaches; and

S-iii

•

changes in, or failure or inability to comply with, laws and government regulations (including, without limitation, regulations of the Federal Communications Commission and similar authorities internationally and data privacy regulations) and adverse outcomes from regulatory proceedings.

Forward-looking statements are subject to various risks and uncertainties which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. Additionally, many of these risks are amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic.

You should read carefully the factors discussed under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed in “Item 1A. Risk Factors” of the 2022 WBD Annual Report. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus supplement and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus supplement, including the more detailed information regarding our company and the senior notes elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. You should also carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, as well as the consolidated financial statements and the related notes included elsewhere in this prospectus supplement, before deciding to invest in the senior notes.

Warner Bros. Discovery, Inc.

Business overview

Warner Bros. Discovery is a premier global media and entertainment company that combines the WarnerMedia Business’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses, thus offering audiences a differentiated portfolio of content, brands and franchises across television, film, streaming and gaming. Some of WBD’s iconic brands and franchises include Warner Bros. Pictures Group, Warner Bros. Television Group, DC, HBO, HBO Max, Discovery Channel, discovery+, CNN, HGTV, Food Network, TNT, TBS, TLC, OWN, Warner Bros. Games, Batman, Superman, Wonder Woman, Harry Potter, Looney Tunes, Hanna-Barbera, Game of Thrones, and The Lord of the Rings.

WBD is home to a powerful creative engine and one of the largest collections of owned content in the world and have one of the strongest hands in the industry in terms of the completeness and quality of assets and intellectual property across sports, news, lifestyle, and entertainment in virtually every region of the globe and in most languages. Additionally, WBD serves audiences and consumers around the world with content that informs, entertains, and, when at its best, inspires.

Its asset mix positions WBD to drive a balanced approach to creating long-term value for shareholders. It represents the full entertainment eco-system, and the ability to serve consumers across the entire spectrum of offerings from domestic and international networks, premium pay-TV, streaming, production and release of feature films and original series, related consumer products and themed experience licensing, and interactive gaming.

WBD generates revenue from the sale of advertising on its networks and digital platforms (advertising revenue); fees charged to distributors that carry its network brands and programming, including cable, direct-to-home satellite, telecommunication and digital service providers, as well as through direct-to-consumer subscription services (distribution revenue); the release of feature films for initial exhibition in theaters, the licensing of feature films and television programs to various television, subscription video on demand and other digital markets, distribution of feature films and television programs in the physical and digital home entertainment market, sales of console games and mobile in-game content, sublicensing of sports rights, and licensing of intellectual property such as characters and brands (content revenue); and other sources such as studio tours and production services (other revenue).

Warner Bros. Discovery, Inc.

On April 8, 2022 (the “Closing Date”), Discovery, Inc. (“Discovery”) completed the Merger (as defined below) in which it acquired the business, operations and activities that constituted the WarnerMedia segment of AT&T Inc. (“AT&T”), subject to certain exceptions (the “WarnerMedia Business”), and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

On the Closing Date, WBD and AT&T completed the transactions contemplated by (1) the Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among AT&T, Magallanes, Inc. (“Spinco”) and WBD, (2) the Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among WBD, Drake Subsidiary, Inc. (“Merger Sub”), AT&T and Spinco and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the WarnerMedia Business to Spinco, subject to certain exceptions as set forth in the Separation Agreement (the “Separation”), (2) thereafter, on the Closing Date, AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (“AT&T common stock”) was entitled to receive one share of Spinco common stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) following the Distribution, Merger Sub merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of WBD (the “Merger” and together with the Separation and the Distribution, the “WarnerMedia Transactions”), which was subsequently renamed “WarnerMedia Holdings, Inc.” Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of WMH common stock on the Closing Date was automatically converted into the right to receive 0.241917 shares of our common stock.

The common stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting the WarnerMedia Transactions. The WarnerMedia Business is conducted through WMH and its subsidiaries. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Discovery Communications, LLC

DCL is an indirect, wholly owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Scripps Networks Interactive, Inc.

Scripps is a direct, wholly owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Organizational structure

Set forth below is a diagram that graphically illustrates, in simplified form, the corporate debt and guarantee structure of WBD immediately following this offering. The diagram is in general terms and does not include intermediate subsidiaries.

Risk factors

An investment in the senior notes involves risk. Before investing in the senior notes, you should carefully consider the risks described in “Risk Factors” in this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in “Item 1A. Risk Factors” in the 2022 WBD Annual Report before making an investment decision.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	WarnerMedia Holdings, Inc.

Parent Guarantor	Warner Bros. Discovery, Inc.

Subsidiary Guarantors	Each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facilities or any Material Debt. As of the date of issuance of the senior notes, the subsidiary guarantors will be DCL and Scripps. Under certain circumstances, subsidiary guarantors may be released from their note guarantees without the consent of the holders of the senior notes. See “Description of Senior Notes—Guarantees.”

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries.

Securities Offered	$ in aggregate principal amount of % Senior Notes due 2026.

Stated Maturity Date	The senior notes will mature on , 2026.

Interest Rate	The senior notes will bear interest at the rate of % per year, accruing from , 2023.

Interest Payment Dates	Interest on the senior notes will be paid on and of each year to the holders of record on and , respectively. The first interest payment on the senior notes will be made on , 2023 to holders of record on , 2023.

Ranking of the Senior Notes	The senior notes and the note guarantees will be senior unsecured obligations of the Issuer and the guarantors, respectively, and will:

•	rank senior in right of payment to all of the Issuer’s and the guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness, including indebtedness under the Senior Credit Facilities;

•	be effectively subordinated to any of the Issuer’s and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries (other than the Issuer) that do not guarantee the senior notes.

As of December 31, 2022, on an as adjusted basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•	WBD would have had $ billion of total indebtedness (including the senior notes), none which would have been secured indebtedness; and

•

DCL and certain other subsidiaries of WBD would have had commitments available to be borrowed under its Revolving Credit Facility (as defined herein) of $6.0 billion (after giving effect to $0 million represented by outstanding letters of credit).

For the year ended December 31, 2022, on a pro forma basis after giving effect to the Merger, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated revenues. As of December 31, 2022, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 94% of WBD’s consolidated total assets and had approximately $35.4 billion of total liabilities, including trade payables but excluding intercompany liabilities.

Optional Redemption	Prior to , 2024 (24 months prior to maturity), the Issuer may redeem the senior notes, in whole or in part, at any time and from time to time, at the applicable make-whole premium redemption price described under “Description of Senior Notes—Optional redemption.” On and after , 2024 (24 months prior to maturity), the Issuer may redeem the senior notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the senior notes being redeemed, plus any accrued and unpaid interest on the senior notes being redeemed to, but excluding, the redemption date. See “Description of Senior Notes—Optional redemption.”

Change of Control Offer to Repurchase	If a Change of Control Triggering Event (as defined herein) occurs, the Issuer must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Senior Notes—Change of control offer to repurchase.”

Sinking Fund	None.

Covenants

The Issuer will issue the senior notes under an indenture with U.S. Bank Trust Company, National Association, as trustee (the “base indenture”), as supplemented by a supplemental indenture to be entered into by the Issuer, the Parent Guarantor, DCL, Scripps and the trustee concurrently with the delivery of the senior notes (the “first supplemental indenture” and, together with the base indenture, the

“indenture”). The indenture will, among other things, limit the Issuer’s and its subsidiaries’ ability to:

•	incur liens securing debt; and

•	enter into sale and leaseback transactions.

In addition, the indenture will limit the Issuer’s and WBD’s ability to consolidate or merge with or into another company, or sell all or substantially all of the assets of the Issuer or WBD, as applicable.

Each of the covenants summarized above will be subject to a number of important exceptions and qualifications. For more details, see “Description of Senior Notes—Certain covenants.”

Form and Denomination	The senior notes will be issued in the form of one or more fully-registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of Senior Notes—Book-entry, delivery and form,” senior notes will not be issued in certificated form or exchanged for interests in global securities.

Use of Proceeds	The Issuer expects the net proceeds from this offering of senior notes to be approximately $ billion after deducting the underwriting discounts and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering to repay a portion of the borrowings outstanding under the Term Loan Facility (as defined herein).

Trustee	U.S. Bank Trust Company, National Association.

Material U.S. Federal Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the senior notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material U.S. Federal Tax Considerations.”

Governing Law	The indenture, the senior notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

The Issuer may from time to time, without notice to, or the consent of, the registered holders of the senior notes, create and issue additional senior notes ranking equally and ratably with the senior notes offered hereby in all respects, so that such additional senior notes will be consolidated and form a single series with the senior notes and will have the same terms as to status, redemption or otherwise as the senior notes (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional senior notes are not fungible with the original senior notes for U.S. federal income tax purposes, such additional senior notes will have a separate CUSIP number.

Conflicts of Interest	Affiliates of certain underwriters are lenders under the Term Loan Facility and, as a result, will receive at least 5% of the net proceeds of this offering. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulation Authority (“FINRA”). Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary.

Risk Factors	Investing in the senior notes involves substantial risk. Please read “Risk Factors” in this prospectus supplement and in the 2022 WBD Annual Report incorporated by reference in this prospectus supplement for a discussion of certain factors you should consider in evaluating an investment in the senior notes.

RISK FACTORS

An investment in the senior notes involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of the 2022 WBD Annual Report, which is incorporated by reference in this prospectus supplement, and under the caption “Forward-Looking Statements.” If any of those risks or the following risks actually occurs, the Issuer’s and WBD’s businesses, and your investment in the senior notes, could be negatively affected. These risks and uncertainties are not the only ones they face. Additional risks and uncertainties not presently known to the Issuer or WBD, or that they currently deem immaterial, may also materially and adversely affect their business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the senior notes when due or to repay the senior notes at maturity could be adversely affected, and the trading prices of the senior notes could decline substantially.

WBD has a significant amount of debt and may incur significant amounts of additional debt, which could adversely affect WBD’s financial health and its ability to react to changes in its business.

As of December 31, 2022, WBD had approximately $49.3 billion of consolidated debt, of which approximately $365 million was then current. WBD’s substantial level of indebtedness increases the possibility that it may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts associated with its indebtedness. In addition, DCL and certain other subsidiaries of WBD had the ability to draw down $6.0 billion of the $6.0 billion Revolving Credit Facility (after giving effect to $0 million represented by outstanding letters of credit) in the ordinary course, which would have the effect of increasing its indebtedness. WBD is also permitted, subject to certain restrictions under its existing indebtedness, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing WBD’s total leverage.

WBD’s substantial leverage could have significant negative consequences on its financial condition and results of operations, including:

•

impairing its ability to meet one or more of the financial ratio covenants contained in its debt agreements or to generate cash sufficient to pay interest or principal, which could result in an acceleration of some or all of its outstanding debt in the event that an uncured default occurs;

•	increasing WBD’s vulnerability to general adverse economic and market conditions;

•	limiting WBD’s ability to obtain additional debt or equity financing;

•	requiring the dedication of a substantial portion of WBD’s cash flow from operations to service its debt, thereby reducing the amount of cash flow available for other purposes;

•	requiring WBD to sell debt or equity securities or to sell some of its core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting WBD’s flexibility in planning for, or reacting to, changes in its business and the markets in which it competes; and

•	placing WBD at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. WBD, the Issuer, DCL and Scripps may be limited in their ability to access funds from their subsidiaries to service their debt, including the senior notes and note guarantees. In addition, the senior notes will not be guaranteed, except in certain circumstances, by any subsidiaries of WBD other than DCL and Scripps and each other wholly owned domestic subsidiary of WBD that in the future becomes a borrower or that guarantees the payment of any debt under the Senior Credit Facilities or any Material Debt.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. Accordingly, they depend on their subsidiaries’ earnings and advances or loans made by the subsidiaries to them (and potentially dividends or distributions by the subsidiaries to them) to provide funds necessary to meet their obligations, including the payments of principal, premium, if any, and interest on the senior notes. If WBD, the Issuer, DCL and Scripps are unable to access the cash flows of their respective subsidiaries, they would be unable to meet their debt obligations.

The subsidiaries of WBD are separate and distinct legal entities and, except to the extent that they guarantee the senior notes, have no obligation, contingent or otherwise, to pay any amounts due on the senior notes or to make funds available to the Issuer to do so. In addition, the ability of the subsidiaries of WBD to pay dividends or otherwise transfer assets to WBD is subject to various restrictions under applicable law and limitations under contractual obligations. In the event of a bankruptcy, liquidation or reorganization of any of WBD’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to WBD. In addition, the indenture governing the senior notes will allow WBD to create new subsidiaries and invest in their subsidiaries, none of whose assets you will have any claim against, except to the extent that they guarantee the senior notes. The senior notes will be guaranteed on a senior unsecured basis by WBD and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facilities or any Material Debt. There can be no assurance that any other future domestic subsidiary of WBD will guarantee indebtedness of DCL or the Issuer under the Senior Credit Facilities and, as a result, be required to guarantee the senior notes. In the event that a future domestic subsidiary does guarantee the senior notes as a result of its guaranteeing indebtedness of DCL or the Issuer under the Senior Credit Facilities, there also can be no assurance that such guarantee of the Senior Credit Facilities and, as a result, such guarantee of the senior notes, will remain in place. There can be no assurance that DCL and Scripps will continue to guarantee the Senior Credit Facilities, and thus continue to be required to guarantee the senior notes.

The senior notes will be effectively subordinated to the Issuer’s and the guarantors’ future secured indebtedness to the extent of the value of the property securing that indebtedness.

The senior notes will not be secured by any of the Issuer’s or the guarantors’ assets. As a result, the senior notes and the note guarantees will be effectively subordinated to the Issuer’s and the guarantors’ future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of the Issuer’s secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the guarantors, the proceeds from the sale of assets securing any secured indebtedness will be available to pay obligations on the senior notes only after all such secured debt has been paid in full. As a result, the holders of the senior notes may receive less, ratably, than the holders of secured debt in the event of the Issuer’s or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The senior notes will be structurally subordinated to all obligations of WBD’s existing and future subsidiaries (other than the Issuer) that are not and do not become guarantors of the senior notes.

The senior notes will be guaranteed on a senior unsecured basis by WBD and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit

Facilities or any Material Debt. As of the date of issuance of the senior notes, DCL and Scripps will guarantee the senior notes. Except for such subsidiary guarantors of the senior notes, WBD’s subsidiaries, including all of its non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the senior notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The senior notes and note guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before WBD or the Issuer would be entitled to any payment.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. For the year ended December 31, 2022, on a pro forma basis after giving effect to the Merger, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated revenues. As of December 31, 2022, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 94% of WBD’s consolidated total assets and had approximately $35.4 billion of total liabilities, including trade payables but excluding intercompany liabilities.

In addition, WBD’s subsidiaries that provide, or will provide, note guarantees will be automatically released from those note guarantees upon the occurrence of certain events. See “Description of Senior Notes—Guarantees—Guarantee by Subsidiaries of the Parent Guarantor.”

If any note guarantee is released, no holder of the senior notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the senior notes.

Variable rate indebtedness subjects the Issuer and WBD to interest rate risk, which could cause their respective debt service obligations to increase significantly.

Borrowings under the Senior Credit Facilities and certain other indebtedness of the Issuer and WBD are at variable rates of interest and expose the Issuer and WBD to interest rate risk. As interest rates increase, the Issuer’s and WBD’s debt service obligations on their respective variable rate indebtedness increase even though the amount borrowed remains the same, and their respective net income and cash flows, including cash available for servicing their respective indebtedness, will correspondingly decrease.

The indenture governing the senior notes will not restrict the ability of the Issuer, WBD or any of their respective subsidiaries to incur additional unsecured debt, pay dividends or make other distributions to holders of its equity securities or repurchase their respective securities or to take other actions that could negatively impact their ability to pay their obligations under the senior notes or the note guarantees, respectively.

None of the Issuer, WBD or any of their respective subsidiaries will be restricted under the terms of the indenture governing the senior notes from incurring additional unsecured debt, paying dividends or making other distributions to holders of its equity securities or repurchasing its respective securities. In addition, WBD will not be restricted under the terms of the indenture governing the senior notes from incurring secured indebtedness or entering into sale and leaseback transactions, and the limited covenants applicable to the senior notes will not require the Issuer, WBD or any of their respective subsidiaries to achieve or maintain any minimum financial results relating to their respective financial position or results of operations. The ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture governing the senior notes could have the effect of diminishing the Issuer’s and the guarantors’ ability to make payments on the senior notes or the note guarantees, respectively, when due.

The Issuer may not be able to repurchase all of the senior notes upon a change of control triggering event, which would result in a default under the senior notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless the Issuer has exercised its right to redeem the senior notes, each holder of senior notes will have the right to require the Issuer to repurchase all or any part of such holder’s senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If a Change of Control Triggering Event occurs, there can be no assurance that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the senior notes. In addition, the ability of the Issuer to repurchase the senior notes for cash may be limited by law, or by the terms of other agreements relating to its indebtedness outstanding at that time. Any failure by the Issuer to repurchase the senior notes as required under the indenture governing the senior notes would result in a default under the indenture, which could have material adverse consequences for the Issuer and for holders of the senior notes.

Holders of the senior notes may not be able to determine when a change of control giving rise to their right to have the senior notes repurchased has occurred following a sale of “substantially all” of WBD’s assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of WBD’s assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of the senior notes to require the Issuer to repurchase its senior notes as a result of a sale of less than all of WBD’s, to another person may be uncertain.

Active trading markets for the senior notes may not develop.

The senior notes are a new issue of securities with no established trading market, and the Issuer does not intend to list the senior notes offered hereby on any securities exchange. The Issuer has been informed by the underwriters that they intend to make a market in the senior notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the senior notes, and the market prices quoted for the senior notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in WBD’s financial performance or prospects or in the prospects for companies in its industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, there can be no assurance that an active trading market will develop for the senior notes. If no active trading markets for the senior notes develop, you may not be able to resell your senior notes at their fair market value or at all.

Changes in the Issuer’s and WBD’s credit ratings or the debt markets could adversely affect the trading prices of the senior notes.

The trading prices for the senior notes will depend on many factors, including:

•	the Issuer’s and WBD’s credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to the Issuer and WBD;

•	the financial condition, financial performance and future prospects of the Issuer or WBD; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading prices of the senior notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Issuer and WBD. A negative change in the rating of the Issuer or WBD could have an adverse effect on the trading prices of the senior notes.

USE OF PROCEEDS

The Issuer expects the net proceeds from this offering of senior notes to be approximately $                billion after deducting the underwriting discounts and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering to repay a portion of the borrowings outstanding under the Term Loan Facility.

Borrowings under the Term Loan Facility bear interest at a floating rate plus a margin that varies based on certain credit ratings of WBD. The interest rate (including the applicable margin) as of February 27, 2023 was 6.009860%. The proceeds of the Term Loan Facility were used in connection with the financing of the Merger.

Affiliates of certain underwriters are lenders under the Term Loan Facility, and, as a result, will receive at least 5% of the net proceeds of this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth WBD’s capitalization, on a consolidated basis, as of December 31, 2022 on a historical basis and as adjusted to give effect to the sale of the senior notes offered hereby, after deducting the underwriting discount, but before deducting the amount of estimated offering expenses, and the application of the net proceeds therefrom as described under “Use of Proceeds.”

You should read this table in conjunction with the information contained in WBD’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and WBD’s consolidated financial statements and related notes in the 2022 WBD Annual Report, which are incorporated by reference into this prospectus supplement.

	As of December 31, 2022
(Amounts in millions, except par values; shares)	Actual	As adjusted
Debt:
Term loans with maturities of 3 years or less	4,000
Revolving credit facility	—		—
Floating rate senior notes with maturities of 5 years or less	500		500
Senior notes with maturities of 5 years or less	12,759		12,759
Senior notes with maturities between 5 and 10 years	10,373		10,373
Senior notes with maturities greater than 10 years	21,644		21,644
Senior notes offered hereby	—
Unamortized discount, premium, debt issuance costs, and fair value adjustments for acquisition accounting, net	(277)

Debt, net	48,999
Redeemable noncontrolling interests	318		318
Equity:
Series A common stock: $0.01 par value; 10,800 shares authorized, 2,660 issued and 2,429 outstanding	27		27
Additional paid-in capital	54,630		54,630
Treasury stock, at cost: 230 shares	(8,244)		(8,244)
Retained earnings	2,205		2,205
Accumulated other comprehensive loss	(1,523)		(1,523)

Total Warner Bros. Discovery, Inc. stockholders’ equity	47,095		47,095
Noncontrolling interests	1,254		1,254

Total equity	48,349		48,349

Total capitalization	$97,816	$

DESCRIPTION OF SENIOR NOTES

The Issuer will issue the senior notes under the indenture (as amended or supplemented from time to time, the “base indenture”) among itself, Warner Bros. Discovery, Inc. (“WBD”) and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into by the Issuer, WBD, Discovery Communications, LLC (“DCL”), Scripps Networks Interactive, Inc. (“Scripps”) and the trustee concurrently with the delivery of the senior notes (the “first supplemental indenture” and, together with the base indenture, the “indenture”) pursuant to which WBD, as parent guarantor, and DCL and Scripps, as subsidiary guarantors, will guarantee the senior notes.

Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the senior notes is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this “Description of Senior Notes,” the “Issuer” refers to WarnerMedia Holdings, Inc., and the “Parent Guarantor” refers to WBD. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The terms of the senior notes include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act.

The senior notes will be issued in an initial aggregate principal amount of $                .

The senior notes will be issued only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

General

The specific terms of the senior notes are set forth below:

•	Title: % Senior Notes due 2026.

•	Initial principal amount being issued: $ in aggregate principal amount of % Senior Notes due 2026.

•	Stated maturity date: The % Senior Notes due 2026 will mature on , 2026.

•	Form of notes: The senior notes will be in the form of one or more global notes that the Issuer will deposit with or on behalf of DTC.

•	Sinking fund: The senior notes will not be subject to any sinking fund.

Interest

•	Interest rate: The % Senior Notes due 2026 will bear interest at the rate of % per annum.

•	Date interest starts accruing: Interest on the senior notes will start accruing on , 2023.

•	Interest payment date: Interest on the senior notes will be paid in arrears on and of each year.

•	First interest payment date: The first interest payment on the senior notes will be made on , 2023.

•	Regular record dates for interest: The regular record dates for interest on the senior notes will be and of each year.

•	Computation of interest: Interest on the senior notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The senior notes and the note guarantees will be the Issuer’s and the Guarantors’ senior unsecured obligations and will:

•	rank senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under the Senior Credit Facilities;

•	be effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes.

As of December 31, 2022, on an as adjusted basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•	WBD would have had $ billion of total indebtedness (including the senior notes), none of which would have been secured indebtedness; and

•

DCL and certain other subsidiaries of WBD would have had commitments available to be borrowed under the Revolving Credit Facility of $6.0 billion (after giving effect to $0 million represented by outstanding letters of credit).

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. For the year ended December 31, 2022, on a pro forma basis after giving effect to the Merger, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated revenues. As of December 31, 2022, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 94% of WBD’s consolidated total assets and had approximately $35.4 billion of total liabilities, including trade payables but excluding intercompany liabilities.

Guarantees

Guarantee by the Parent Guarantor

All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Parent Guarantor.

The guarantee by the Parent Guarantor of the senior notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Parent Guarantor. The guarantee will be effectively subordinated to the Parent Guarantor’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and effectively subordinated to any existing and future indebtedness and other liabilities (including trade payables) of the Parent Guarantor’s subsidiaries that do not guarantee the senior notes.

Guarantee by Subsidiaries of the Parent Guarantor

The indenture will provide that the Parent Guarantor will cause (1) each wholly owned Domestic Subsidiary that is a borrower or that guarantees the payment of any debt under the Senior Credit Facilities and (2) each wholly owned Domestic Subsidiary that is a borrower or issuer or that guarantees the payment of any Material Debt, to execute and deliver to the trustee within 30 days a supplemental indenture, in form and substance required by the indenture, pursuant to which such wholly owned Domestic Subsidiary will guarantee payment of the senior notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the applicable supplemental indenture. Subsidiary guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the senior notes. DCL and Scripps will be Subsidiary Guarantors under the indenture.

“Domestic Subsidiary” means any Parent Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Parent Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Parent Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Parent Subsidiary designated as a Foreign Subsidiary Holdco by the Issuer, so long as such Parent Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Parent Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Parent Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Parent Subsidiaries.

“Guarantor” means the Parent Guarantor and any Subsidiary Guarantor that guarantees the senior notes, until such guarantee is released in accordance with the terms of the indenture.

“Material Debt” means any debt of the Issuer, the Parent Guarantor or any Subsidiary Guarantor in an aggregate principal amount equal to or greater than $400 million.

“Parent Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one or more subsidiaries of the Parent Guarantor.

“Revolving Credit Facility” means the multicurrency revolving credit agreement, dated as of June 9, 2021, among Discovery Communications LLC, the borrowers and guarantors parties thereto from time to time, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended on July 30, 2021 and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Subsidiary Guarantor” means any Parent Subsidiary that provides a subsidiary guarantee, in each case, unless and until such Parent Subsidiary is released from such subsidiary guarantee in accordance with the terms of the indenture.

“Term Loan Facility” means the term loan credit agreement created pursuant to the Credit Agreement, dated as of June 4, 2021, among the Issuer, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by each Subsidiary Guarantor.

The indenture will provide that the obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under the subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each such subsidiary guarantee will be a continuing guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding senior notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other subsidiary guaranteed obligations of the relevant Subsidiary Guarantor then due and owing, unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the trustee, the holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its subsidiary guarantee, and such subsidiary guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of the indenture, if as a result of such transaction such Subsidiary Guarantor is no longer a Parent Subsidiary, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the subsidiary guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations as borrower or its obligations under its guarantee of any debt under the Senior Credit Facilities or any Material Debt (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such subsidiary guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a subsidiary guarantee under the indenture), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Issuer or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of the Issuer’s obligations, or satisfaction and discharge of the senior notes, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all of the senior notes then outstanding and all other subsidiary guaranteed obligations then due and owing. Upon any such occurrence specified in this paragraph and delivery of an officer’s certificate to the trustee, the trustee shall execute any documents reasonably requested by the Issuer in order to evidence such release, discharge and termination in respect of such subsidiary guarantee.

Further issues

The Issuer may from time to time, without notice to, or the consent of, the registered holders of the senior notes, create and issue additional senior notes ranking equally and ratably with the senior notes offered hereby in all respects, so that such additional senior notes will be consolidated and form a single series with the senior notes and will have the same terms as to status, redemption or otherwise as the senior notes (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional senior notes are not fungible with the original senior notes for U.S. federal income tax purposes, such additional senior notes will have a separate CUSIP number.

Optional redemption

Prior to                (24 months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the senior notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the senior notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the senior notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the senior notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the senior notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed, but excluding, to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of senior notes to be redeemed. Any notice may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

In the case of a partial redemption, selection of the senior notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the applicable depositary procedures and any applicable stock exchange. No senior notes of a principal amount of $2,000 or less will be redeemed in part. If any senior note is to be redeemed in part only, the notice of redemption that relates to the senior note will state the portion of the principal amount of the senior note to be redeemed. A new senior note in a principal amount equal to the unredeemed portion of the senior note will be issued in the name of the holder of the senior note upon surrender for cancellation of the original senior note. For so long as the senior notes are held by DTC (or another depositary), the redemption of the senior notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior notes or portions thereof called for redemption, subject to the satisfaction or waiver of any conditions precedent specified in the related notice of redemption.

Mandatory redemption; open market purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. However, under certain circumstances, the Issuer may be required to offer to purchase the senior notes as described under the caption “—Change of control offer to repurchase.”

The Issuer may acquire senior notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Change of control offer to repurchase

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the senior notes in full, as described under “—Optional redemption,” holders of senior notes offered hereby will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to holders of senior notes not previously redeemed, with a copy to the trustee. Such notice will set forth the terms of the Change of Control Offer and state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each holder in accordance with the applicable procedures of DTC, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered to each holder in accordance with the applicable procedures of DTC prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of senior notes not previously redeemed electing to have their senior notes repurchased pursuant to a Change of Control Offer will be required to surrender their senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior note completed, to the paying agent at the address specified in the notice, or transfer their senior notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all senior notes properly tendered and not withdrawn under its offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the senior notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the senior notes by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Parent Guarantor and its subsidiaries, or the Issuer and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes offered hereby to require the Issuer to repurchase such senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Parent Guarantor and its subsidiaries, or the Issuer and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the Change of Control Offer discussion above, the following definitions are applicable:

“Below Investment Grade Rating Event” means that the senior notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or the Issuer of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or the Issuer of the occurrence of a Change of Control (which period will be extended so long as the rating of the senior notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the

Parent Guarantor and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or the Issuer, measured by voting power rather than number of shares;

(3)

the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; or

(4)	the adoption of a plan relating to the liquidation, dissolution or winding-up of the Parent Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s or Fitch ceases to rate the senior notes or fails to make a rating of the senior notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the board of directors of the Parent Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Significant Shareholder” means each of (a) the Parent Guarantor or any of its subsidiaries and (b) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Parent Guarantor or one of its subsidiaries or any combination thereof.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.

Certain covenants

The indenture will not contain any provisions that would limit the ability of the Parent Guarantor and its subsidiaries to incur indebtedness or that would afford holders of senior notes protection in the event of a sudden and significant decline in the credit quality of the Parent Guarantor or the Issuer or a takeover, recapitalization or highly leveraged or similar transaction involving the Parent Guarantor or the Issuer. In addition, the Parent Guarantor will not be restricted under the terms of the indenture governing the senior notes from incurring secured indebtedness or entering into sale and leaseback transactions.

Limitation on liens

The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any property or asset, to secure any debt of the Issuer, any subsidiary or any other person, or permit any subsidiary to do so, without securing the senior notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions. The exceptions include:

•	liens existing on the date of the supplemental indenture related to the senior notes;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

•

liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

•	liens on property incurred in permitted sale and leaseback transactions;

•

liens in favor of only the Parent Guarantor, the Issuer or one or more subsidiaries of the Parent Guarantor granted by the Issuer or a subsidiary to secure any obligations owed to the Parent Guarantor, the Issuer or a subsidiary of the Parent Guarantor;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

•

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employment Retirement Income Security Act of 1974, as amended from time to time;

•

deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•

liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Issuer or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Issuer or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, the Issuer or of such subsidiary;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor, the Issuer or any of their subsidiaries from fluctuations in interest rates or currencies;

•

liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering the Issuer’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

•

liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to the Issuer or any subsidiary rights to distribute such motion pictures, video and television programming, sound recordings or books, including liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements;

•	liens on Securitization Assets securing or transferred pursuant to any Permitted Securitization Financing;

•

liens on motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom (collectively, “works”) which either (1) existed on such works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of works;

•

any liens on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by the Parent Guarantor or any of its subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

•

liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

•	liens resulting from progress payments or partial payments under United States government contracts or subcontracts; or

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under “—Limitation on sale and leasebacks” below, do not at any time exceed 10% of the Parent Guarantor’s consolidated total assets (in each case, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that the assets of the Parent Guarantor and its consolidated subsidiaries shall be adjusted to reflect any significant (as determined under Regulation S-X) acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the indenture).

If, any Subsidiary Guarantor and its subsidiaries are subsidiaries of the Parent Guarantor but not subsidiaries of the Issuer, then such Subsidiary Guarantor and its subsidiaries shall be treated as if they were subsidiaries of the Issuer for all purposes under the indenture, including for purposes of the provisions described above in “—Limitation on liens” and the provisions described below in “—Limitation on sale and leasebacks.”

For all purposes under the indenture, the term “debt” of any person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such person. For the purpose of computing the amount of the debt of any person there shall be excluded all debt of such person for the payment or redemption or satisfaction of which money or securities (or evidences of such debt, if permitted under the terms of the instrument creating such debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption of such debt; and, in any instance where debt is so excluded, for the purpose of computing the assets of such person there shall be excluded the money, securities or evidences of debt deposited by such person in trust for the purpose of paying or satisfying such debt.

“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets by WBD or any subsidiary and any securitization facility of any Securitization Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to WBD or any subsidiary (other than any Securitization Subsidiary) in connection therewith.

“Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by WBD or any subsidiary).

“Securitization Subsidiary” means any subsidiary formed for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.

“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by WBD or any subsidiary that WBD or such subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

Limitation on sale and leasebacks

The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only the Issuer and a subsidiary of the Issuer or only between subsidiaries of the Issuer; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Consolidation, merger and sale of assets

Neither the Issuer nor the Parent Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) the Issuer or the Parent Guarantor is the surviving entity, as applicable, or (2) the successor entity, if other than the Issuer or the Parent Guarantor is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of the Issuer’s or the Parent Guarantor’s obligations, as applicable, under the senior notes or the guarantee, respectively, and the indenture;

•

immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•

if as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of the Issuer or the Parent Guarantor or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the senior notes, the Issuer or the Parent Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the senior notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity to the Issuer or the Parent Guarantor, the successor entity will succeed to, and be substituted for, the Issuer or the Parent Guarantor, respectively, under the indenture and the Issuer or the Parent Guarantor, respectively, will be released from its obligations under the senior notes or the guarantee, as applicable, and the indenture.

Future Subsidiary Guarantors

The Parent Guarantor will cause (1) each wholly owned Domestic Subsidiary that is a borrower or that guarantees the payment of any debt under the Senior Credit Facilities and (2) each wholly owned Domestic Subsidiary that is a borrower or issuer or that guarantees the payment of any Material Debt, to execute and deliver to the trustee within 30 days a supplemental indenture, in form and substance required by the indenture, pursuant to which such wholly owned Domestic Subsidiary will guarantee payment of the senior notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the applicable supplemental indenture. See “—Guarantees—Guarantee by Subsidiaries of the Parent Guarantor” above.

Events of default

Any one of the following is an “Event of Default” with respect to the senior notes:

(a)	if the Issuer defaults in the payment of interest, and such default continues for 30 days;

(b)	if the Issuer defaults in the payment of the principal or any premium when due by declaration, when called for redemption or otherwise;

(c)

if either the Parent Guarantor or the Issuer fails to perform or breaches any covenant or warranty in the senior notes or in the indenture and applicable to the senior notes or guarantee continuing for 90 days after notice to the Issuer by the trustee or by holders of at least 25% in principal amount of the outstanding senior notes (with a copy to the trustee) affected thereby;

(d)	if certain events of bankruptcy or insolvency occur with respect to the Issuer, the Parent Guarantor or any Subsidiary Guarantor (each, a “bankruptcy or insolvency event”);

(e)

a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor, as applicable, denies or disaffirms its obligations under the indenture or the applicable guarantee; and

(f)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, the Issuer or any of their subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, the Issuer or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus supplement, if that default:

(1)	is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”); or

(2)	results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $400 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes.

If an Event of Default (other than a bankruptcy or insolvency event) with respect to the senior notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes may declare the principal of all the senior notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. The holders of a majority in principal amount of the senior notes may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the senior notes will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the senior notes.

Holders of the senior notes may not enforce the indenture or the senior notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the senior notes. Subject to certain limitations, the holders of more than 50% in aggregate principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee.

Each holder shall agree in the indenture that no one or more holders of senior notes shall have any right in any manner whatever by virtue or by availing of any provision of the indenture to affect, disturb or prejudice the rights of any other holder of senior notes, or to obtain or seek to obtain priority over or preference to any other holder or to enforce any right under the indenture, except in the manner provided above and for the equal, ratable and common benefit of all holders of senior notes.

The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Amendment and waiver

In addition to the circumstances described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Modification and Waiver” in the accompanying prospectus, without the consent of the holder of each senior note affected thereby, an amendment or modification of, or waiver of any provision contained in, the indenture may not:

•

reduce the amount payable upon the repurchase of any senior note or change the time at which any senior note may be repurchased as described under “—Change of control offer to repurchase,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Defeasance and covenant defeasance

The provisions described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Discharge and Defeasance” in the accompanying prospectus are applicable to the senior notes. If we effect covenant defeasance with respect to the senior notes as described in the accompanying prospectus, then the covenants described above under “—Certain covenants” and “—Change of control offer to repurchase” will cease to be applicable to the senior notes.

Governing law

The indenture, the senior notes and the note guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, will contain limitations on the rights of the trustee thereunder should it become a creditor of the Parent Guarantor, the Issuer or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Book-entry, delivery and form

The senior notes will be issued as fully-registered global senior notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global senior notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global senior notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global senior notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global senior notes will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Senior notes represented by a global senior note can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global senior note and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we in our sole discretion determine that that global senior note will be exchangeable for definitive securities in registered form and notify the trustee of our decision.

A global senior note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global senior note as directed by DTC.

We will make principal and interest payments on all senior notes represented by a global senior note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the senior notes represented by a global senior note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global senior note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global senior note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global senior note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global senior note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the senior notes. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this discussion deals only with senior notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases senior notes on original issuance at the initial offering price at which a substantial amount of the senior notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, to which we refer as the “issue price.” This discussion does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the senior notes, including the alternative minimum tax or Medicare tax on net investment income, and does not address all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, such as:

•

tax consequences to investors who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to investors who are lenders under the Term Loan Facility;

•	tax consequences to persons holding senior notes as a part of a hedging, an integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to a U.S. holder (as defined below) of senior notes whose “functional currency” is not the U.S. dollar;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the senior notes to their financial statements under Section 451 of the Code;

•	tax consequences to partnerships or other pass-through entities and their members; and

•	tax consequences to certain former citizens or residents of the United States.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their own tax advisors.

This discussion of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This discussion does not address U.S. federal estate or gift tax considerations or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. If you are considering the purchase of senior notes, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of senior notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of senior notes that is not a U.S. holder. Non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, or local and any non-U.S. or other tax consequences that may be relevant to them.

Consequences to U.S. holders

Payments of interest

Subject to the discussion below under “Additional payments,” interest on a senior note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the issue price of the senior notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations) and the senior notes will not be issued with original issue discount for U.S. federal income tax purposes.

Additional payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the senior notes. For example, if we are required to repurchase the senior notes in connection with a Change of Control Triggering Event as described in “Description of Senior Notes—Change of control offer to repurchase,” we must pay a 1% premium. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” However, the possibility that additional payments will be made will not cause the senior notes to be contingent payment debt instruments if, as of the date the senior notes are issued, there is only a remote chance that such payments will be made or certain other exceptions apply. We have determined and intend to take the position (and this discussion assumes) that the possibility of such events occurring will not subject the senior notes to the contingent payment debt instrument rules. Our position is binding on any investor unless the investor discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS. U.S. holders should consult their tax advisors regarding the tax consequences if the senior notes were treated as contingent payment debt instruments. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income.

Sale, redemption or other taxable disposition of senior notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a senior note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the senior note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of interest” above. A U.S. holder’s adjusted tax basis in a senior note generally will be equal to the amount that such U.S. holder paid for the senior note. Any gain or loss recognized on a taxable disposition of a senior note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a senior note, a U.S. holder is treated as holding the senior note for more than one year, such capital gain or loss will be long-term capital gain or loss. Otherwise, such capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the senior notes and to the proceeds of a sale of a senior note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate (currently 24%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status, (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Consequences to non-U.S. holders

Payments of interest

In general, payments of interest on the senior notes to a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of WBD stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a senior note is described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E or other applicable form) or (b) the non-U.S. holder holds the senior notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If (i) a non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the senior notes is effectively connected with the conduct of that trade or business and (iii) if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net-income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, redemption or other taxable disposition of senior notes

Subject to the discussions below of backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a senior note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the senior note, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, it will be subject to a 30% tax (or a lesser rate under an applicable income tax treaty) on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S.-source capital losses, even though such non-U.S. holder is not considered a resident of the United States.

Information reporting and backup withholding

Generally, the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make or the proceeds of the sale of a senior note, provided that the certification described above in the last bullet point under “Consequences to non-U.S. holders—Payments of interest” has been received and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, as defined under the Code.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of interest on the senior notes if made to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA.

While withholding under FATCA may also apply to gross proceeds from the sale or other disposition of the senior notes, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to the senior notes, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS to obtain the benefit of such exemption (or reduction). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the senior notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us the principal amount of senior notes set forth opposite the names of the underwriters below:

Underwriters	Principal amount of senior notes
J.P. Morgan Securities LLC	$
Mizuho Securities USA LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the underwriters will purchase all of the senior notes if any of them are purchased.

The underwriters initially propose to offer the senior notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the senior notes to selected dealers at the public offering price minus a concession of up to        % of the principal amount of the senior notes. The underwriters may allow, and those selected dealers may reallow, a concession of up to        % of the principal amount of the senior notes. After the initial offering, the underwriters may change the public offering price and any other selling terms.

The underwriters may offer and sell senior notes through certain of their affiliates. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed that we will pay our expenses related to the offering, which we estimate will be approximately $                million. We will also indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The senior notes are new issues of securities, and there are currently no established trading markets for the senior notes. We do not intend to apply for the senior notes to be listed on any securities exchange or to arrange for the senior notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the senior notes, but they are not obligated to do so. The underwriters may discontinue any market making in the senior notes at any time in their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the senior notes.

In connection with the offering of the senior notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the senior notes in the open market for the purpose of pegging, fixing or maintaining the prices of the senior notes. Syndicate-covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the senior notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. However, there is no assurance that the underwriters will undertake any stabilization action.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect that delivery of the senior notes will be made against payment therefor on                , 2023, which will be the fourth business day following the trade date (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes more than two business days prior to                , 2023 will be required, by virtue of the fact that the senior notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the senior notes who wish to trade the senior notes during such period should consult their advisors.

Conflicts of Interest

Affiliates of certain underwriters are lenders under the Term Loan Facility and, as a result, will receive at least 5% of the net proceeds of this offering. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the senior notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with the company and its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent under the Term Loan Facility, and certain of the underwriters or their affiliates also currently serve as lenders and/or agents under the Revolving Credit Facility.

Selling Restrictions

Canada

The senior notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection

73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of senior notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of senior notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the senior notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The senior notes are not being offered to the public in the UK.

Hong Kong

The senior notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (‘‘Companies (Winding Up and Miscellaneous Provisions) Ordinance’’) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (‘‘Securities and Futures Ordinance’’), or (ii) to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a ‘‘prospectus’’ as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The senior notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the senior notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the ‘‘SFA’’)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of senior notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the senior notes. The senior notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the senior notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the senior notes offered hereby and the guarantee will be passed upon for us by Debevoise & Plimpton LLP. Certain legal matters in connection with the senior notes offered hereby and the guarantees will be passed upon for us by Potter Anderson & Corroon LLP and Womble Bond Dickinson (US) LLP. The validity of the senior notes offered hereby and the guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of AT&T WarnerMedia Business (A Component of AT&T Inc.) as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, incorporated in this prospectus supplement by reference have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon the report given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Series A Common Stock

Preferred Stock

Depositary Shares

Discovery Communications Benelux B.V.	Discovery Communications, LLC

Debt Securities Guarantees	Debt Securities Guarantees

Scripps Networks Interactive, Inc.	WarnerMedia Holdings, Inc.

Debt Securities Guarantees	Debt Securities Guarantees

Purchase Contracts

Warrants

Units

198,175,592 Shares

Series A Common Stock

Offered by the Selling Stockholders

We may offer and sell securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document from time to time in one or more offerings. This prospectus provides you with a general description of the securities. You should read this prospectus and any applicable prospectus supplement before you invest.

In addition to the primary offering of securities described above, the selling stockholders identified in this prospectus may offer and sell up to 198,175,592 shares of our Series A common stock, par value $0.01 per share (the “common stock”), from time to time in one or more offerings. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares of common stock.

We or the selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Warner Bros. Discovery, Inc. trades on the Nasdaq Global Select Market under the symbol “WBD”.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at 230 Park Avenue South, New York, New York 10003, and our telephone number is (212) 548-5555.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2022

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Warner Bros. Discovery, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “WBD” means Warner Bros. Discovery, Inc.; the term “WBD Benelux” means Discovery Communications Benelux B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “Scripps” means Scripps Networks Interactive, Inc., an Ohio corporation that is a direct, wholly-owned consolidated subsidiary of WBD; and the term “WMH” means WarnerMedia Holdings, Inc., a Delaware corporation that is a direct, wholly-owned consolidated subsidiary of WBD.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling stockholders may from time to time offer and sell up to 198,175,592 shares of our common stock described in this prospectus in one or more secondary offerings.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

WHERE YOU CAN FIND MORE INFORMATION

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. WBD’s website is not a part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34177) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, including those portions of our definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2022 that are incorporated by reference into such Annual Report;

•

Current Reports on Form 8-K filed with the SEC on February 7, 2022, February  9, 2022, March  4, 2022, March  7, 2022, March  9, 2022, March  11, 2022, March  15, 2022, April  7, 2022 and April  12, 2022 (and amended April 15, 2022);

•

Audited combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in the period ended December  31, 2021, and the related notes, filed as Exhibit 99.1 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 15, 2022;

•

Management’s discussion and analysis of the financial condition and results of operations of the WarnerMedia Business, filed as Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on March 7, 2022;

•

Unaudited pro forma condensed combined financial statements of Warner Bros. Discovery, Inc. and the WarnerMedia Business as of and for the year ended December 31, 2021, and the related notes, filed as Exhibit 99.2 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 12, 2022; and

•	The description of WBD’s common stock contained in our Form 8-A/A, filed with the SEC on April 12, 2022 and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, as well as in other public statements we may make, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, anticipated sources and uses of capital and our recently completed acquisition of the WarnerMedia Business (as defined below). Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	the effects of our recently completed acquisition of the WarnerMedia Business;

•

changes in the distribution and viewing of television programming, including the continuing expanded deployment of personal video recorders, subscription video on demand, internet protocol television, mobile personal devices, personal tablets and user-generated content and their impact on television advertising revenue;

•	continued consolidation of distribution customers and production studios;

•	a failure to secure affiliate agreements or the renewal of such agreements on less favorable terms;

•	rapid technological changes;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions, including the impact of the ongoing COVID-19 pandemic;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	disagreements with our distributors or other business partners over contract interpretation;

•

fluctuations in foreign currency exchange rates, political unrest and regulatory changes in international markets, including any proposed or adopted regulatory changes that impact the operations of our international media properties and/or modify the terms under which we offer our services and operate in international markets;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	uncertainties regarding the financial performance of our investments in unconsolidated entities;

•

our ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from our proposed business combinations and acquisitions, including our recently completed acquisition of the WarnerMedia Business, on a timely basis or at all;

•

uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our discovery+ and HBO Max streaming products;

•	realizing direct-to-consumer subscriber goals;

•	future financial performance, including availability, terms, and deployment of capital;

•	the ability of suppliers and vendors to deliver products, equipment, software, and services;

•

the outcome of any pending or threatened or potential litigation, including any litigation that has been or may be instituted against us relating to our recently completed acquisition of the WarnerMedia Business;

•	availability of qualified personnel and recruiting, motivating and retaining talent;

•

the possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union or others involved in the development and production of our television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

•

changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and similar authorities internationally and data privacy regulations and adverse outcomes from regulatory proceedings;

•	changes in income taxes due to regulatory changes or changes in our corporate structure;

•	changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	competitor responses to our products and services and the products and services of the entities in which we have interests;

•	threatened or actual cyber-attacks and cybersecurity breaches;

•	threatened terrorist attacks and military action, including the intensification or expansion of the conflict in Ukraine;

•	service disruptions or the failure of communications satellites or transmitter facilities;

•	theft of our content and unauthorized duplication, distribution and exhibition of such content;

•

changes in existing U.S. and foreign laws and regulations, as well as possible private rights of action, regarding intellectual property rights protection and privacy, personal data protection and user consent;

•

potential changes to the electromagnetic spectrum currently used for broadcast television and satellite distribution being considered by the Federal Communications Commission could negatively impact our ability to deliver pay-TV network feeds of our domestic pay-TV programming networks to our affiliates, and, in some cases, to produce high-value news and entertainment programming on location;

•	our level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and our future compliance with debt covenants;

•	reduced access to capital markets or significant increases in costs to borrow, including as a result of higher interest rates and perceived, potential or actual inflation; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it

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is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in WBD, WBD Benelux, DCL, Scripps or WMH should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

SUMMARY

Warner Bros. Discovery, Inc.

On April 8, 2022 (the “Closing Date”), Discovery, Inc. (“Discovery”), a global media company that provides content across multiple distribution platforms including linear, free-to-air and broadcast television, authenticated GO applications, digital distribution arrangements, content licensing arrangements and direct-to-consumer subscription products, completed the Merger (as defined below) in which it acquired the business, operations and activities that constitute the WarnerMedia segment of AT&T Inc. (“AT&T”), subject to certain exceptions (the “WarnerMedia Business”) and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

On the Closing Date, WBD and AT&T completed the transactions contemplated by (1) the Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among AT&T, Magallanes, Inc. (“Spinco”) and WBD, (2) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among WBD, Drake Subsidiary, Inc. (“Merger Sub”), AT&T and Spinco and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the WarnerMedia Business to Spinco, subject to certain exceptions as set forth in the Separation Agreement (the “Separation”), (2) thereafter, on the Closing Date, AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (“AT&T common stock”) was entitled to receive one share of Spinco common stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) following the Distribution, Merger Sub merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of WBD (the “Merger” and together with the Separation and the Distribution, the “WarnerMedia Transactions”) that was subsequently renamed “WarnerMedia Holdings, Inc.” Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.241917 shares of our common stock.

Warner Bros. Discovery, a premier global media and entertainment company, offers audiences the world’s most differentiated and complete portfolio of content, brands and franchises across television, film, streaming and gaming. The new company combines the WarnerMedia Business’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses.

The common stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Discovery Communications Benelux B.V.

WBD Benelux is an indirect, wholly-owned subsidiary of WBD. WBD Benelux is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law, having its corporate seat in Amsterdam, The Netherlands, and registered with the Chamber of Commerce under number 33295591. WBD Benelux provides media-related services for WBD’s international business and is the issuer under WBD’s European commercial paper program. Its principal executive offices are located at Kraanspoor 20, 1033 SE Amsterdam, Netherlands and the telephone number is +31 20 713 8900.

Discovery Communications, LLC

DCL is an indirect, wholly-owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Scripps Networks Interactive, Inc.

Scripps is a direct, wholly-owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly-owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting the WarnerMedia Transactions. WMH includes the WarnerMedia Business. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Debt Securities and Guarantee Structure

Set forth below is a diagram that graphically illustrates, in simplified form, the current corporate debt and guarantee structure of WBD.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as updated by our subsequent filings with the SEC and the statements under the caption “Forward-Looking Statements.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks related to securities offered by a prospectus supplement will be described in such prospectus supplement.

SUMMARIZED FINANCIAL INFORMATION

Basis of Presentation

As of December 31, 2021, all of WBD’s outstanding registered senior notes have been issued by DCL, a wholly owned subsidiary of WBD and guaranteed by WBD and Scripps, except for $23 million of senior notes outstanding as of December 31, 2021 that have been issued by Scripps and are not guaranteed. DCL primarily includes the Discovery Channel and TLC networks in the U.S. DCL is a wholly owned, indirect subsidiary of WBD. Scripps is also 100% owned by WBD. As of December 31, 2021, WBD Benelux had not issued or guaranteed any of our senior notes.

The tables below present the summarized financial information as combined for WBD, WBD Benelux, Scripps and DCL (collectively, the “Obligors”) as of December 31, 2021. All guarantees of DCL’s senior notes (the “Note Guarantees”) are full and unconditional, joint and several and unsecured, and cover all payment obligations arising under the senior notes. Note the table below incorporates information regarding WBD Benelux into the Summarized Financial Information as previously disclosed in Discovery, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Note Guarantees issued by Scripps or any subsidiary of WBD, including WBD Benelux and WMH, that in the future issues a Note Guarantee (each, a “Subsidiary Guarantor”) may be released and discharged (i) concurrently with any direct or indirect sale or disposition of such Subsidiary Guarantor or any interest therein, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under its guarantee of payment by DCL, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into DCL or WBD or another Subsidiary Guarantor, or upon the liquidation of such Subsidiary Guarantor and (iv) other customary events constituting a discharge of the Obligors’ obligations.

Summarized Financial Information

We have included the accompanying summarized combined financial information of the Obligors after the elimination of intercompany transactions and balances among the Obligors and the elimination of equity in earnings from and investments in any subsidiary of WBD that is a non-guarantor (in millions).

Year Ended December 31, 2021
Current assets	$4,485
Non-guarantor intercompany trade receivables, net	86
Noncurrent assets	6,003
Current liabilities	1,033
Noncurrent liabilities	15,787

Year Ended December 31, 2021
Revenues	$2,145
Operating income	1,037
Net income	300
Net income available to Warner Bros. Discovery, Inc.	252

This prospectus does not contain summarized financial information with respect to WMH because, as of our most recent balance sheet date of December 31, 2021, WMH was a wholly-owned subsidiary of AT&T Inc. with only de minimis assets and no operating activities for the year ended as of December 31, 2021. Please see the description of the Merger and related descriptions of WBD’s corporate structure, WMH and the WarnerMedia Business acquired by WMH set forth above in “Summary—Warner Bros. Discovery Inc.,” “Summary—WarnerMedia Holdings, Inc.” and “Summary—Debt Securities and Guarantee Structure” for further information and please see our Current Report on Form 8-K filed March 7, 2022 for certain historical financial information relating to the WarnerMedia Business.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering. The aggregate proceeds to any selling stockholder from the sale of securities offered by it would be the purchase price of the securities less discounts and commissions, if any. We would not receive any proceeds from the sale of securities by any selling stockholder.

SELLING STOCKHOLDERS

This prospectus also relates to the possible sale by Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership, which we refer to in this prospectus as the “selling stockholders,” of up to 198,175,592 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders may offer and sell some, all or none of their shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares and percentage of our total outstanding common stock beneficially owned by each selling stockholder as of April 18, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The percentage of shares of common stock owned prior to the offering is based on 2,426,844,405 shares of common stock outstanding as of April 18, 2022.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering
	Number	Percentage of Class
Advance/Newhouse Programming Partnership (“ANPP”) (1)	194,023,290	7.99%
Advance/Newhouse Partnership (“ANP”)(1)	4,152,302	0.17%

There is no assurance that the selling stockholders will resell all or any of their common stock. Assuming that the selling stockholders resell all of their shares of common stock subject to resale pursuant to this prospectus, none of the selling stockholders will hold one percent or more of our common stock.

(1)

ANPP owns directly 194,023,290 shares of common stock and ANP owns directly 4,152,302 shares (collectively, the “Shares”). Newhouse Broadcasting Corporation, a New York corporation (“NBCo”) beneficially owns the Shares indirectly through its 65% indirect interest in ANPP and 61.24% indirect interest in ANP, and Advance Publications, Inc., a New York corporation (“API”) beneficially owns the Shares indirectly through its 35% indirect interest in ANPP and 38.76% indirect interest in ANP. API and NBCo may be deemed to beneficially own the Shares due to their ownership and control of ANPP and ANP. Each of NBCo and API disclaim beneficial ownership of the Shares except to the extent of its pecuniary interest.

The board of directors of API makes all voting and investment decisions with respect to the Shares. The members of the board of directors of API are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer. Each of Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer disclaims beneficial ownership of the Shares. The address for the selling stockholders is 6350 Court Street, East Syracuse, New York 13057.

Relationship with the Selling Stockholder

In connection with the completion of the WarnerMedia Transactions, on the Closing Date and prior to the effective time of the Merger, Discovery amended and restated its restated certificate of incorporation, as amended (the “Discovery charter” and as amended and restated, the “WBD charter”), to, among other things, (1) change its name to Warner Bros. Discovery, Inc. and (2) automatically reclassify and convert each share of Discovery’s Series A common stock, par value $0.01 per share, Discovery’s Series B common stock, par value $0.01 per share, Discovery’s Series C common stock, par value $0.01 per share (“Discovery Series C Common Stock”), Discovery’s Series A-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series A-1 Preferred Stock”), and Discovery’s Series C-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series C-1 Preferred Stock”), into such number of shares of common stock as set forth in the Merger Agreement (the “Reclassification”).

Prior to the Merger, the selling stockholders held all of the issued and outstanding shares of Discovery Series A-1 Preferred Stock, which represented approximately 23% of the aggregate voting power of the shares of Discovery voting stock, all of the issued and outstanding shares of Discovery Series C-1 Preferred Stock and 11,673,892 shares of Discovery Series C Common Stock. In connection with the Merger, the selling stockholders received the shares of common stock set forth in the table above in exchange for the Discovery Series A-1 Preferred Stock, Discovery Series C-1 Preferred Stock and Discovery Series C Common Stock they owned prior to the Closing Date.

In addition, prior to the Merger, as a result of holding the Discovery Series A-1 Preferred Stock, the selling stockholders had the right to elect three directors to the board of directors of Discovery and special voting rights as to certain enumerated matters, including material amendments to the Discovery charter and Discovery’s bylaws, fundamental changes in its business, mergers and other business combinations, certain acquisitions and dispositions and future issuances of capital stock.

In connection with the Merger Agreement, Discovery, AT&T and Spinco entered into the following agreements with ANPP and ANP:

(a)    a voting agreement, which required that the selling stockholders vote their shares in favor of (i) amending the Discovery charter in connection with the WarnerMedia Transactions and (ii) issuing shares of our common stock to Spinco stockholders in connection with the WarnerMedia Transactions; and

(b)    a consent agreement (the “Consent Agreement”) in which the selling stockholders agreed to deliver an irrevocable consent to Discovery consenting, approving and adopting the Merger Agreement and any actions required thereby. As part of the Consent Agreement, (i) Discovery agreed to designate Steven A. Miron and Steven O. Newhouse as directors of WBD upon completion of the WarnerMedia Transactions and (ii) Discovery and the selling stockholders agreed to enter into a registration rights agreement on customary terms to be effective following the completion of the WarnerMedia Transactions.

Pursuant to the Consent Agreement, Steven A. Miron and Stephen O. Newhouse were elected as directors of WBD for a term ending on the third annual meeting following the closing of the Merger. Mr. Miron is the CEO of ANP and ANPP and Mr. Newhouse is the Co-President of API and an Executive Vice President of NBCo. In connection with the selling stockholders’ entry into the Consent Agreement and related forfeiture of the significant rights attached to the Discovery Series A-1 Preferred Stock in the Reclassification, the selling stockholders received an increase to the number of shares of common stock into which the Discovery Series A-1 Preferred Stock would be converted.

In connection with the completion of the Merger, WBD entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 11, 2022, by and among WBD, ANPP and ANP. Pursuant to the Registration Rights Agreement, subject to certain limitations and restrictions, the selling stockholders have the right to require us to use our reasonable efforts to register the shares of our common stock now held or thereafter acquired by the selling stockholders.

Affiliates of ANP and ANPP enter into ordinary course commercial arms-length transactions with WBD.

DESCRIPTION OF DEBT SECURITIES

WBD, WBD Benelux, DCL, Scripps and/or WMH, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

DCL may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL senior indenture”) among DCL, WBD, as guarantor, and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association (“U.S. Bank”), as senior trustee. Scripps may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of December 1, 2011 (as amended or supplemented from time to time, the “Scripps senior indenture”) between Scripps and U.S. Bank, as senior trustee. WBD, WBD Benelux and WMH may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between the applicable issuer and a senior trustee to be named in a prospectus supplement. The DCL senior indenture, the Scripps senior indenture and the forms of senior indenture for WBD, WBD Benelux and WMH are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture between the applicable issuer and a subordinated trustee to be named in a prospectus supplement. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If WBD, WBD Benelux, DCL, Scripps and/or WMH guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. The DCL senior indenture, the Scripps senior indenture, the forms of senior indenture for WBD, WBD Benelux and WMH and the subordinated indentures are each referred to individually as an indenture and collectively as the indentures and, together, the senior trustees and the subordinated trustees are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by such issuer and may be payable in any currency or currency unit designated by such issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the applicable issuer and will rank pari passu with such issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the applicable issuer’s unsecured and subordinated obligations and will be junior in right of payment to such issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the applicable issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

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whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which such issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any material U.S. federal tax implications of the debt securities; and

•	any other material terms of the debt securities.

The applicable issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The applicable issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The applicable issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either WBD or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of WBD’s or its subsidiaries’ property or capital stock, or restricting either WBD or any of its subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, an issuer may not consolidate with or merge into any other person, in a transaction in which such issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

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the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust or, solely with respect to WBD Benelux, a corporation or entity organized under the laws of any member country of the European Union (subject, in each case, to certain exceptions provided for in the senior indenture);

•	the successor entity assumes by supplemental indenture such issuer’s obligations on the applicable senior debt securities and under the applicable senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

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the applicable issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

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the applicable issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

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The applicable issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after such issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series (with a copy to the trustee if given by the holders);

•	there occurs any other event of default provided for in such series of senior debt securities;

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a court having jurisdiction enters a decree or order for (1) relief in respect of the applicable issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer or for all or substantially all of such issuer’s property and assets; or (3) the winding up or liquidation of the applicable issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

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the applicable issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer for all or substantially all of such issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors; or

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with respect to the senior indenture for WMH, a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee.

The default by the applicable issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class, other than in the case of an event of default specified in the third or seventh bullet points above with respect to the senior indenture for WMH) by written notice to the applicable issuer and to the trustee, if such notice is given by the holders, may declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to the applicable issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the applicable issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of such issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that the applicable issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when such issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, such issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The applicable issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to such issuer, and the assumption by such successor corporation of such issuer’s covenants, agreements and obligations under the senior indenture;

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to cure any ambiguity, defect or inconsistency (and, in the case of the senior indenture for WMH, any omission or mistake) in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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to add to such issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the applicable issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

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modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture; or

•	with respect to the senior indenture for WMH, makes any change to a guarantee in a manner materially adverse to the holders of such series affected by the change.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the applicable issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of such issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of WBD, WBD Benelux, DCL, Scripps, WMH or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Each issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “—Certain Terms of the Senior Debt Securities—Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the applicable issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of such issuer’s Senior Indebtedness, such issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of such issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all such issuer’s Senior Indebtedness. Because of this subordination, if such issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of such issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The applicable issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Certain Terms of the WBD Benelux Debt Securities

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, WBD Benelux may redeem all, but not less than all, of the debt securities of any series under the following conditions:

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if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which WBD Benelux or WBD or any other guarantor (each a “WBD Benelux guarantor”) or, in each case, any successor thereof may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to WBD Benelux or any WBD Benelux guarantors;

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as a result of such amendment or change, WBD Benelux or any WBD Benelux guarantor becomes, or there is a material probability that WBD Benelux or any WBD Benelux guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

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the obligation to pay Additional Amounts cannot be avoided through WBD Benelux or any WBD Benelux guarantor’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	WBD Benelux delivers to the trustee:

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a certificate of WBD Benelux or any WBD Benelux guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by WBD Benelux or any WBD Benelux guarantor, as the case may be, taking commercially reasonable measures available to it; and

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a written opinion of independent tax counsel to WBD Benelux or any WBD Benelux guarantor, as the case may be, of recognized standing to the effect that WBD Benelux or any WBD Benelux guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that WBD Benelux or any WBD Benelux guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

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following the delivery of the certificate and opinion described in the previous bullet point, WBD Benelux provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which WBD Benelux or any WBD Benelux guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, WBD Benelux may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of WBD Benelux or any WBD Benelux guarantor will deduct or withhold from payments made by WBD Benelux or any WBD Benelux guarantor under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that WBD Benelux or any WBD Benelux guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, WBD Benelux or any WBD Benelux guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or on account of:

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any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

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is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

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has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

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with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

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actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of WBD Benelux or any WBD Benelux guarantor within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by WBD Benelux or any WBD Benelux guarantor or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;

•	any withholding or deduction required to be made from payments in respect of debt securities pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of WBD Benelux and any WBD Benelux guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by WBD Benelux or any WBD Benelux guarantor or if, notwithstanding WBD Benelux or any WBD Benelux guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if WBD Benelux or any WBD Benelux guarantor will be obligated to pay Additional Amounts with respect to such payment, WBD Benelux or any WBD Benelux guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, WBD Benelux will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which WBD Benelux or any WBD Benelux guarantor or any successor to WBD Benelux or any WBD Benelux guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Certain Terms of the WBD Benelux Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, WBD will fully and unconditionally guarantee (the “WBD parent guarantee”) to each holder of debt securities issued by WBD Benelux, DCL, Scripps or WMH pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe the WBD parent guarantee, including the terms under which the parent guarantees will be provided. The WBD parent guarantee will be unsecured and, with respect to WBD parent guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of WBD as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of WBD.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of WBD. If the applicable prospectus supplement specifies otherwise, however, DCL, WBD Benelux, Scripps or WMH (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by WBD (each, a “subsidiary guarantee”), WBD Benelux may fully and unconditionally guarantee to each holder of debt securities issued by DCL, Scripps or WMH, DCL may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, Scripps or WMH, Scripps may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, DCL or WMH, and WMH may fully and unconditionally guarantee to each holder of debt securities issued by DCL, WBD Benelux, or Scripps, the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Consolidation, Merger and Sale of Assets of Parent Guarantor. Unless we indicate otherwise in a prospectus supplement, WBD may not consolidate with or merge into any other person, in a transaction in which WBD is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject, in each case, to certain exceptions provided for in the applicable indenture);

•	the successor entity assumes by supplemental indenture WBD’s obligations on the applicable debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Unless we indicate otherwise in a prospectus supplement, the subsidiary guarantors are not restricted from consolidating with or merging into any other person, or conveying, transferring or leasing their properties and assets substantially as an entirety to any person.

DESCRIPTION OF COMMON STOCK

General

The following description of the common stock that WBD may offer and sell is intended as a summary only and therefore is not a complete description. This description is based upon, and is qualified by reference to, the WBD charter, WBD’s amended and restated bylaws (the “WBD bylaws”) and applicable provisions of Delaware corporate law. You should read the WBD charter and WBD bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Under the WBD charter, WBD has authority to issue 10,800,000,000 shares of common stock, par value $0.01 per share, all of which shall be of a single class designated as Series A Common Stock (the “common stock”). As of April 18, 2022, 2,426,844,405 shares of common stock were issued and outstanding.

Common Stock

Voting Rights

The common stock consists of a single class and all holders of the common stock are entitled to one vote per share.

Dividends

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such dividends as may be declared thereon by WBD’s board of directors (the “Board”) at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such dividends.

Distributions

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such distributions in cash, property, stock or otherwise as may be declared thereon by the Board at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such distributions.

Liquidation and Dissolution

In the event of WBD’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of WBD’s debts and other liabilities, and subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock will be entitled to receive all of the remaining assets of WBD available for distribution to WBD stockholders, ratably in proportion to the number of shares of common stock held by them.

Certain Anti-Takeover Effects of the WBD Charter, Bylaws and Delaware Law

Board of Directors

The WBD charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of WBD’s directors will not be less than three or more than thirteen prior to WBD’s third annual meeting of stockholders following the completion of the Merger. Until the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will be divided into three classes of directors with Class I consisting of four directors, Class II consisting of four directors and Class III consisting of five directors. Class I directors will have terms that expire at WBD’s first annual meeting of stockholders following the completion of the Merger, Class II directors will have terms that expire at WBD’s second annual meeting of stockholders following the completion of the Merger and Class III directors will have terms that expire at WBD’s third annual meeting of stockholders following the completion of the Merger; provided that the term of each director will continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

At WBD’s first annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s first annual meeting of stockholders following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting. At WBD’s second annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s second annual meeting following the completion of the Merger and successors to the Class II directors whose terms expire at WBD’s second annual meeting following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting.

Starting with the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will cease to be classified and all directors will have terms that expire at WBD’s next annual meeting. At each subsequent annual meeting of WBD stockholders, the successors of directors whose term expires at that meeting will be elected to hold office for a term of one year expiring at the annual meeting of WBD stockholders following the year of their election.

The WBD charter provides that, prior to WBD’s first annual meeting of stockholders following the completion of the Merger, any vacancy resulting from the death, resignation or removal of any director designated by either AT&T or WBD will be filled solely by a majority of the directors designated by the entity that designated the director who died, resigned or was removed, even if less than a quorum. Any other vacancy on the Board or any newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected will hold office for a term that will coincide with the term of the class in which such director will have been chosen or, following the termination of the classification of the Board, each director so elected will hold office for a term that will expire at the next annual meeting of WBD stockholders held after such director’s election or until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Prior to WBD’s third annual meeting of stockholders following the completion of the Merger, directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders.

These provisions could preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, prior to WBD’s third annual meeting of stockholders following the completion of the Merger, it would take at least two elections of directors for any individual or group to gain control of the WBD Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of WBD.

No Stockholder Action by Written Consent; Special Meetings

The WBD charter provides that any action required or permitted to be taken at any annual meeting or special meeting of WBD stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Except as otherwise required by law and subject to the rights of the holders of shares of any then outstanding class or series of preferred stock, special meetings of WBD stockholders for any purpose or purposes may be called only by the Chairperson of the Board or the Chief Executive Officer of WBD or pursuant to a resolution of the Board adopted by at least a majority of the directors then in office. The WBD stockholders do not have the power to call a special meeting of WBD stockholders.

Advance Notice Procedures

WBD’s bylaws establish an advance notice procedure for WBD stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of WBD stockholders.

All nominations by WBD stockholders or other business to be properly brought before a meeting of WBD stockholders will be made pursuant to timely notice in proper written form to WBD’s Secretary. To be timely, a stockholder’s notice must be given to WBD’s Secretary at WBD’s offices as follows:

•

with respect to an annual meeting of WBD stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than then close of business on the 60th day prior to such anniversary;

•

with respect to an annual meeting of WBD stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (1) the 70th day prior to the current annual meeting or (2) the 10th day following the day on which WBD first publicly announces the date of the current annual meeting; and

•

with respect to an election to be held at a special meeting of WBD stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting.

The public announcement of an adjournment or postponement of a meeting of WBD stockholders will not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to the WBD Board at an annual meeting is increased and WBD does not make a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to WBD’s Secretary at WBD’s offices not later than the close of business on the 10th day following the day on which WBD first made such public announcement.

Amendments to the WBD Charter and Bylaws

The WBD charter provides that the WBD charter may be amended, altered or repealed in the manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”), except that the amendment of certain provisions of the WBD charter require approval at a meeting of WBD stockholders called for that purpose by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders, notwithstanding that a lesser percentage may be permitted from time to time by applicable law. In addition, the WBD charter provides that the Board is expressly authorized to amend, alter or repeal WBD’s bylaws, without the assent or vote of WBD stockholders, by the affirmative vote of at least a majority of the directors then in office.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in business combinations, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder, including a person or group who beneficially owns 15% or more of the corporation’s voting stock, for three years following the date that a person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Under the WBD charter, WBD has not opted out of the protections of Section 203, and WBD is therefore governed by Section 203. Accordingly, it is expected that Section 203 will have an anti-takeover effect with respect to transactions that the Board does not approve in advance and that Section 203 may discourage takeover attempts that might result in a premium over the market price of WBD capital stock.

Choice of Forum

The WBD charter provides that unless WBD consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of WBD, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder or agent of WBD to WBD or its stockholders, (3) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to the WBD charter or the bylaws of the combined company) or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless WBD consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

The WBD charter contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of his or her fiduciary duty as a director, except in circumstances involving:

•	any breach of the director’s duty of loyalty to WBD or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of the limitation on liability provision is that a WBD stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate WBD’s rights or any WBD stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under U.S. federal securities laws. The inclusion of this provision in the WBD charter may discourage or deter WBD stockholders or WBD management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited WBD and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that WBD may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to the WBD charter and WBD bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under WBD’s charter, WBD has authority to issue 1,200,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”). As of April 18, 2022, no shares of preferred stock are issued and outstanding.

Authorized but Unissued Shares of Preferred Stock

Pursuant to the WBD charter, WBD is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board. The authorized shares of preferred stock are available for issuance without further action by WBD stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which WBD’s securities may be listed or traded. If the approval of WBD stockholders is not required for the issuance of shares of preferred stock, the Board may determine not to seek stockholder approval.

A series of preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of WBD stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of WBD stockholders might believe to be in their best interests or in which WBD stockholders might receive a premium for their WBD capital stock over the then-current market price of such stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether WBD has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of WBD’s general creditors.

As described under “Description of Depositary Shares,” WBD may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon WBD’s liquidation, dissolution or winding up of its affairs, rank:

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senior to all classes or series of WBD’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs;

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on a parity with all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs; and

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junior to all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on WBD’s stock books on record dates fixed by the Board, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and WBD will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date WBD initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of WBD’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of WBD’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if WBD’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if WBD has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, WBD’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at WBD’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by WBD in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. WBD may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of WBD’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of WBD’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, WBD will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, WBD will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time WBD may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of WBD’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, WBD will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that WBD determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, WBD will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and WBD has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at WBD’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

WBD may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by WBD to act as depositary under a deposit agreement between WBD, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, the WBD charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with WBD’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of WBD, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever WBD redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as WBD has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and WBD will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

WBD will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. WBD will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between WBD and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or WBD only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with WBD’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to WBD notice of its election to do so, and WBD may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon WBD’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from WBD, that are delivered to the depositary and that WBD is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications WBD delivers to the depositary as the holder of preferred stock.

Limitation of Liability

Neither WBD nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond WBD’s control in performing its obligations. WBD’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. WBD and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. WBD and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS

WBD may issue purchase contracts for the purchase or sale of common stock, preferred stock or depositary shares. WBD, WBD Benelux, DCL or Scripps may issue purchase contracts for the purchase or sale of their debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the purchase contracts.

The purchase contracts may require periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

WBD may issue warrants to purchase preferred stock, depositary shares or common stock. WBD, WBD Benelux, DCL or Scripps may issue warrants to purchase debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which the warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

WBD may issue registered debt securities, depositary shares, purchase contracts, units and warrants, and WBD Benelux, DCL, Scripps and WMH may issue registered debt securities, purchase contracts, units and warrants, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of WBD, WBD Benelux, DCL, Scripps, WMH, the trustees, the warrant agents, the unit agents or any other agent of WBD, WBD Benelux, DCL, Scripps or WMH, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, including certain transferees of the selling stockholders who may later hold its interests in the securities covered by this prospectus, may sell securities from time to time in any legal manner selected by us or any selling stockholder, including:

•	through underwriters;

•	through dealers;

•	through agents;

•	through remarketing firms or other third parties;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

We and/or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We and/or the selling stockholders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any compensation that we or any selling stockholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities by us or by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	as in-kind distributions.

Any such sales may be effected:

•	on the Nasdaq Stock Market LLC;

•	in the over-the-counter market;

•	in transactions otherwise than on the Nasdaq Stock Market LLC or in the over-the-counter market; or

•	any combination of the foregoing.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent, dealer or any underwriters and the amounts of securities underwritten or purchased by each of them;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to the agent, dealer or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Any discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. If any selling stockholder sells securities through underwriters or broker-dealers, such selling stockholder will be responsible for any underwriting discounts and commissions and/or agents’ commissions.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the securities by any selling stockholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the selling stockholders default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may enter into derivative, hedging or other types of transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties. In connection with those transactions, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us, selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us and/or the selling stockholders in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

The selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of its securities. However, we are required, under the registration rights agreement relating to the securities being sold under this prospectus, to enter into customary underwriting and other agreements in connection with the distribution of the securities under this prospectus, subject to certain limitations. For more information regarding the registration rights agreement, see “Selling stockholders—Relationships with Selling stockholder.” The specific terms of any such underwriting or other agreement, if not included in this prospectus, will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. The selling stockholders may sell any or all of the securities offered by it pursuant to this prospectus.

In addition, there can be no assurance that any selling stockholder will not transfer, devise or gift securities by other means not described in this prospectus.

There can be no assurance that any selling stockholder will sell any securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. If the securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts and commissions and/or agents’ commissions. We will not receive any of the proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than two business days after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date, to make alternative settlement arrangements to prevent a failed settlement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders and their directors, officers and controlling persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which the selling stockholders may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities.

We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling stockholder’s securities, excluding any legal fees of the selling stockholder and commissions, fees and discounts of underwriters, brokers, dealers and agents.

Under our registration rights agreement with the selling stockholder, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until the date that there are no longer any securities covered by such registration statement.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and particular matters with respect to Netherlands law will be passed upon by DLA Piper Nederland N.V. and particular matters with respect to Ohio law will be passed upon by Womble Bond Dickinson (US) LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Discovery, Inc. (renamed Warner Bros. Discovery, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in period ended December 31, 2021, and the related notes, incorporated in this prospectus by reference to Warner Bros. Discovery, Inc.’s Current Report on Form 8-K, filed on March 7, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.